Exhibit 10.4

QUICKSILVER RESOURCES CANADA INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

Participant: __________________________
Number of Restricted Stock Units: _________
Date of Grant: ________________________

1.    Under the terms and conditions of the Quicksilver Resources Inc. Second Amended and Restated 2006 Equity Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, Quicksilver Resources Canada Inc., an Alberta, Canada corporation (“QRCI”), grants to the individual whose name is set forth above (the “Participant”) the number of Restricted Stock Units set forth above (the “Restricted Stock Units”).  Terms not defined in this Agreement have the meanings set forth in the Plan.

2.    The Restricted Stock Units will become vested in accordance with the schedule of vesting dates set forth below, provided that the Participant has remained an employee of the Company or a Subsidiary through each such vesting date (and further provided that in no event will the Participant become entitled to acquire a fraction of a share of Common Stock or receive settlement of a fractional Restricted Stock Unit):

No. of Vested Units	On and After

[1/3	First Anniversary of Date of Grant]
[1/3	Second Anniversary of Date of Grant]
[1/3	Third Anniversary of Date of Grant]

Notwithstanding the vesting dates set forth above, in the event of a Change in Control while the Participant is employed by the Company or a Subsidiary or in the event that the Participant separates from service with the Company and its Subsidiaries by reason of retirement at or after the age of 62 and completion of five years of service, disability (as determined by the Committee in good faith) or death, the nonvested Restricted Stock Units will immediately become 100% vested.  If the Participant separates from service with the Company and its Subsidiaries for any reason other than such retirement, disability or death, any nonvested Restricted Stock Units will be forfeited immediately.

3.    Each vested Restricted Stock Unit will entitle the Participant to receive from QRCI one share of Common Stock upon such Restricted Stock Unit becoming vested; payment to the Participant will be made in the form of shares of Common Stock (including shares purchased in the open market by QRCI), and will be evidenced by book entry registration (or by a certificate registered in the name of the Participant) within the 10-day period following the date the Restricted Stock Unit becomes vested.  Notwithstanding the immediately preceding sentence, in the event that a Restricted Stock Unit becomes vested on or before six months of the Date of Grant, QRCI may, at its sole option, in lieu of payment in the form of one share of Common Stock, pay the Participant, within the 10-day period following the date the Restricted Stock Unit becomes vested, a lump sum cash payment equal to the Market Value per Share, determined as of the date the Restricted Stock Unit becomes vested.

If the Company makes a good faith determination that a payment hereunder (a) constitutes a deferral of compensation for purposes of Section 409A of the Code, (b) is made to the Participant by reason of his or her “separation from service” (within the meaning of Section 409A of the Code), and (c) at the time such payment would otherwise be made the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment will be delayed until the first day of the seventh month following the date of such separation from service.  If (x) a Change in Control occurs after the date that the Participant has attained age 62 and completed five years of service, and (y) the Change in Control does not constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A of the Code), then the date of payment will be determined without regard to the occurrence of the Change in Control.

4.    The Participant will have none of the rights of a stockholder of the Company with respect to any shares of Common Stock underlying the Restricted Stock Units, including the right to vote such shares or receive any dividends that may be paid thereon, until such time, if any, that the Participant has been determined to be a stockholder of record by the Company’s transfer agent or one or more certificates of shares of Common Stock are delivered to the Participant in settlement thereof.  Further, nothing herein will confer upon the Participant any right to remain in the employ of the Company or a Subsidiary.

5.    To the extent that the Company or QRCI, as the case may be, is required to withhold any federal, state, provincial, local or foreign taxes, Canada/Quebec Pension Plan contributions or Employment Insurance premiums in connection with the issuance, delivery, vesting or settlement of any Restricted Stock Units or shares of Common Stock or other securities pursuant to this Agreement, and the amounts available to the Company or QRCI, as the case may be, for such withholding are insufficient, it will be a condition to the issuance, delivery, vesting or settlement of any Restricted Stock Units or shares of Common Stock, as the case may be, that the Participant will be liable to pay such taxes or make provisions that are satisfactory to the Company or QRCI, as the case may be, for the payment thereof.  With respect to any such withholding obligation of the Company or QRCI, as the case may be, the Participant may elect to satisfy all or any part thereof by surrendering to the Company or QRCI, as the case may be, a portion of the shares of Common Stock that are transferred to the Participant hereunder, and the shares of Common Stock so surrendered by the Participant will be credited against any such withholding obligation at the Market Value per Share of Common Stock on the date of such surrender.  With respect to any withholding obligation imposed on QRCI, pursuant to a power of attorney hereby granted by the Participant, QRCI is authorized without limitation to sell, on behalf of the Participant, all or a portion of the shares of Common Stock transferred to the Participant pursuant to this Agreement to satisfy any such withholding obligation The Company or QRCI, as the case may be, may withhold a required amount and remit it to the appropriate taxing authority out of any cash payment otherwise owing to the Participant.

6.    The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.  Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Participant under this Agreement without the Participant’s consent, except to the extent necessary to comply with the requirements of Section 409A of the Code.

7.    [The Participant hereby certifies that he or she is not a person resident in the United States of America (a “U.S. Person”) and is not acquiring the Restricted Stock Units for the account or benefit of any U.S. Person.]*

8.    [The Participant acknowledges that the Restricted Stock Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.  Without limiting the generality or effect of the foregoing restrictions, the Participant hereby agrees that he or she will not sell, pledge, assign or transfer the Restricted Stock Units, any rights under the Restricted Stock Units, or any shares of Common Stock received upon vesting of the Restricted Stock Units except in accordance with the provisions of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration.  The Participant further agrees not to engage in hedging transactions with regard to the Restricted Stock Units or any shares of Common Stock received upon vesting of the Restricted Stock Units unless in compliance with the Securities Act.  The Participant hereby agrees that the book entry or certificate evidencing any shares of Common Stock delivered upon vesting of the Restricted Stock Units may bear a legend (a) to the effect that the shares of Common Stock have not been registered under the Securities Act and may not be transferred except in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration and (b) any hedging transaction with regard to the shares of Common Stock may not be conducted unless in compliance with the Securities Act.]*

9.    [QRCI and the Company acknowledge that they are required hereby to refuse to register any transfer of the Restricted Stock Units and any shares of Common Stock delivered upon vesting of the Restricted Stock Units not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration.]*

QUICKSILVER RESOURCES CANADA INC.		ACCEPTED:

By:
Print:		Signature of Participant
Title:

[Agreed and Acknowledged with respect to Section 9:
QUICKSILVER RESOURCES INC.

By:
Print:
Title:	]*

[NEITHER THE RESTRICTED STOCK UNITS NOR THE SHARES OF COMMON STOCK TO BE DELIVERED TO THE PARTICIPANT UPON VESTING OF THE RESTRICTED STOCK UNITS HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  WITHOUT LIMITING THE GENERALITY OR EFFECT OF THE RESTRICTIONS ON SALE, PLEDGE, ASSIGNMENT OR TRANSFER SET FORTH IN THE PLAN OR THIS AGREEMENT, NEITHER THE RESTRICTED STOCK UNITS NOR ANY SHARES OF COMMON STOCK RECEIVED UPON VESTING OF THE RESTRICTED STOCK UNITS MAY BE SOLD, PLEDGED, ASSIGNED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.  ANY HEDGING TRANSACTIONS INVOLVING THE RESTRICTED STOCK UNITS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.]*

* Bracketed language to be included only if grant is intended to be exempt from registration under Regulation S.